Exhibit 5.1

November 9, 2012

The Board of Directors
Glacier Bancorp, Inc.
49 Commons Loop
Kalispell, MT 59901

Re:	Legal Opinion Regarding Validity of Securities Offered
Ladies and Gentlemen:
We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to the issuance of up to $2,000,000 of deferred compensation obligations (the "DCO's"), which may be issued by Glacier Bancorp, Inc., Bancorp, a Montana corporation ("Company”), pursuant to the Glacier Bancorp, Inc. Nonemployee Service Provider Deferred Compensation Plan (the “Plan”).
In connection with the offering of the DCO's, we have examined:  (i) the Plan, listed as Exhibit 99.1 in the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; and (iii) such other documents as we have deemed necessary to form the opinions expressed in this letter. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company, including, without limitation, the Company's representation to us that it has established and will maintain the Plan primarily for the purpose of providing compensation to a select group of nonemployee service providers.
Our opinion assumes that the DCO's are issued in accordance with the terms of the Plan after the Registration Statement has become effective under the Act.
Based upon and subject to the foregoing, we are of the opinion that the DSO's have been duly authorized and that, upon registration of the DSO's, issuance by the Company of and receipt of the consideration for the DSO's, consistent with the terms of the Plan, the DCO's will be binding obligations of the Company.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

Graham & Dunn PC

/s/ Graham & Dunn PC